UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

August 28, 2007

(Date of earliest event reported)

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

12130 State Highway 3, Building 1

Webster, Texas 77598

(Address of principal executive offices, including zip code)

(713) 558-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

On Tuesday, August 28, 2007, Spacehab, Incorporated, (the “Company”) and Astrium, GmbH mutually agreed to terminate the lease agreement dated as of February 28, 2001 in regards to Spacehab’s lease of the Integrated Cargo Carriers (ICC) assets from Astrium, GmbH. Also, we mutually agreed to terminate the lease agreement dated as of July 3, 2001 in regards to the Company’s lease of the Vertical Cargo Carrier (VCC) assets from Astrium, GmbH. In order to terminate these two leases, we have mutually agreed that the Company will reimburse Astrium, GmbH $1,389,000 for the period March 1, 2007 through August 31, 2007 for the ICC assets and no financial obligations for either the ICC or VCC after August 31, 2007.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

August 30, 2007	By:	/s/ Brian K. Harrington
Brian K. Harrington
Sr. Vice President and Chief Financial Officer